REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
FFB Lexicon Funds:

We have audited the accompanying statements of net assets of the Cash Management, Intermediate-Term Government Securities, Fixed
Income, Capital Appreciation Equity, Select Value and Small Company
Growth Funds (six of the funds constituting FFB Lexicon Funds) as of August 31, 1995, and the related statements of operations, changes in net assets and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Cash Management, Intermediate-Term Government Securities,
Fixed Income, Capital Appreciation Equity, Select Value and Small
Company Growth Funds of FFB Lexicon Funds as of August 31, 1995, the results of their operations, changes in their net assets, and financial highlights for the periods presented, in conformity with generally accepted accounting principles.


Arthur Andersen LLP
/s/ Arthur Andersen LLP

Philadelphia, Pa.
October 6, 1995